Exhibit 1.2

Registered Number: 3234033

The Companies Acts

Public Company Limited by Shares

NEW

ARTICLES OF ASSOCIATION

of

CAMBRIDGE ANTIBODY TECHNOLOGY GROUP plc

(Adopted by a special resolution passed on 1 February 2002; Article 90 amended by a special resolution passed on 11 March 2003)

DEFINITIONS AND INTERPRETATION

1.	Definitions and interpretation

1.1	In these Articles, the following words and expressions have the meanings set opposite them:-

“Act”	the Companies Act 1985

“address”	includes (but only in relation to electronic communications) any number or address used for the purposes of such communications

“these Articles”	these articles of association as originally adopted or as altered from time to time

“Auditors”	the auditors of the Company for the time being or, in the case of joint auditors, any one of them

“Board”	the board of Directors from time to time of the Company or those Directors present at a duly convened meeting of the Directors at which a quorum is present

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

“communication”	as defined in the Electronic Communications Act 2000

“Director”	a director for the time being of the Company

“electronic communication”	as defined in the Electronic Communications Act 2000

“holder”	in relation to shares, the member whose name is entered in the register as the holder of the shares

“London Stock Exchange”	London Stock Exchange plc

“member”	a member of the Company

“Office”	the registered office of the Company

“paid up”	paid up or credited as paid up

“person entitled by transmission”	a person entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law and whose name is entered in the register in respect of the share

“recognised clearing house”	a recognised clearing house within the meaning of the Financial Services and Markets Act 2000 acting in relation to a recognised investment exchange

“recognised investment exchange”	a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000

“register”	the register of members of the Company

“Regulations”	the Uncertificated Securities Regulations 1995

“relevant system”	a relevant system as defined in the Regulations

“Seal”	the common seal of the Company or any official seal kept by the Company pursuant to the Statutes

“Secretary”	the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary and any person appointed to perform the duties of secretary temporarily or in any particular case

“Securities Seal”	the facsimile of the Seal, having the word “securities” on its face adopted by the Board for the purposes of sealing securities issued by the Company and sealing documents creating or evidencing securities so issued

“Statutes”	every statute (including any statutory instrument, order, regulation or subordinate legislation made under it) for the time being in force concerning companies and affecting the Company

“system’s rules”	the rules, regulations, procedures, facilities and requirements of the relevant system concerned

“transfer instruction”	a properly authenticated dematerialised instruction on a relevant system in accordance with the Regulations in such form, in such manner and from such person as the Directors may determine

“UK Listing Authority”	the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part IV of the Financial Services and Markets Act 2000 and in the exercise of its functions in respect of the admission to the Official List of the UK Listing Authority otherwise than in accordance with Part IV of that Act

“United Kingdom”	Great Britain and Northern Ireland

1.2	The expressions “debenture” and “debenture holder” include “debenture stock” and “debenture stockholder”.

1.3	References to writing include any method of reproducing or representing words in a legible and non-transitory form.

1.4	References to a document being executed include references to its being executed under hand or under seal or by any other method.

1.5	References to the execution of an electronic communication include references to its being executed by such means as the Board may from time to time approve (including for the purpose of establishing the authenticity or integrity of the communication). Except insofar as these Articles expressly require a communication to be in writing, any electronic communication purporting to contain a copy of a document need not be in writing provided that it faithfully and intelligibly reproduces all the relevant information given in writing in the document. References to anything given, sent or received by, or contained in, an electronic communication include references to its being published on a web site and such publication being notified (by electronic communication or otherwise) to the relevant person in such manner that, where relevant, that person would be deemed to have notice of it, and access on that web site to it, for at least the duration of any relevant period of notice or availability prescribed by these Articles or by the Statutes.

1.6	Unless the context otherwise requires, any words or expressions defined in the Statutes bear the same meaning in these Articles (or any part of these Articles) as the meaning in force at the date of the adoption of these Articles (or that part), save that the word “company” shall include any body corporate.

1.7	A reference to a Statute or to a provision of a Statute includes any amendment or re-enactment of it.

1.8	Words importing the singular number only include the plural and vice versa. Words importing the masculine gender include the feminine and neuter gender. Words importing persons include corporations.

1.9	References to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.10	References to any security as being in certificated form or uncertificated form refer, respectively, to the security being a certificated unit of a security or an uncertificated unit of a security for the purposes of the Regulations.

1.11	Headings are inserted for convenience only and shall not affect the construction of these Articles.

2.	Table “A” excluded

None of the regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 or any other Statute shall apply to the Company.

3.	Form of resolutions

A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under the Statutes or these Articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is expressed to be required.

SHARE CAPITAL

4.	Share capital

The capital of the Company at the date of the adoption of these Articles is £5,000,000 divided into 50,000,000 ordinary shares of 10p each.

5.	Rights attached to shares

Subject to the Statutes and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine).

6.	Redeemable shares

Subject to the Statutes and without prejudice to any rights attached to any existing shares, shares may be issued which are to be redeemed or which are liable to be redeemed at the option of the Company or of the holder on such terms and in such manner as may be provided for by these Articles.

7.	Unissued shares

Subject to the Statutes and these Articles, the Board may offer, allot, grant options over, or otherwise dispose of unissued shares or rights to subscribe for, or to convert any security into, such shares to such persons and on such terms as it thinks fit.

8.	Payment of commissions

The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission may be satisfied by the payment of cash or by the allotment (or an option to call for the allotment) of fully or partly paid shares or partly in one way and partly the other.

9.	Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or recognise (except as otherwise provided by these Articles or by law or under an order of a court of competent jurisdiction) any interest in any share except an absolute right to the whole of the share in the holder.

10.	Variation of rights

Subject to the Statutes, all or any of the rights attached to any class of shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the written consent (including by electronic communication) of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class. The provisions of the Statutes and of these Articles relating to general meetings shall mutatis mutandis apply to any such separate meeting, except that: (a) the necessary quorum shall be a person or persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of that class or, at any adjourned meeting of holders of shares of that class at which such a quorum is not present, shall be any such holder who is present in person or by proxy whatever the number of shares held by him; (b) any holder of shares of that class present in person or by proxy may demand a poll; and (c) every holder of shares of that class shall on a poll have one vote in respect of every share of that class held by him.

11.	Matters not constituting a variation of rights

11.1	The rights attached to any share or class of shares shall not, unless otherwise expressly provided by its terms of issue, be deemed to be varied by:

11.1.1	the creation or issue of further shares ranking pari passu with it; or

11.1.2	the purchase by the Company of any of its own shares.

SHARE CERTIFICATES

12.	Right to certificates

Subject as provided below, every person, whose name is entered in the register as a holder of shares in the Company, shall be entitled, within the time specified by the Statutes and without payment, to one certificate for all the shares of each class registered in his name. Upon a transfer of part of the shares of any class registered in his name, every holder shall be entitled without payment to one certificate for the balance of his holding. Upon request and upon payment, for every certificate after the first, of such reasonable sum (if any) as the Board may determine, every holder shall be entitled to receive several certificates for shares of one class registered in his name (subject to surrender for cancellation of any existing certificate representing such shares). Every holder shall be entitled to receive one certificate in substitution for several certificates for shares of one class registered in his name upon surrender to the Company of all the share certificates representing such shares. No certificate will normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange. The above provisions in relation to certificates shall not apply in respect of shares held in uncertificated form (and for this purpose, holdings of the same holder or joint holders held in certificated form and uncertificated form shall, unless the Board otherwise determines, be treated as separate holdings).

13.	Issue of certificate to joint holders

Subject as provided in Article 12, the Company shall not be bound to issue more than one certificate in respect of shares registered in the names of two or more persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14.	Sealing of certificates

Every certificate for shares shall be issued under the Seal or the Securities Seal (or in such other manner as the Board, having regard to the terms of issue, the Statutes and the regulations of the UK Listing Authority, may authorise) and shall specify the shares to which it relates, the distinguishing number (if any) of the shares and the amount paid up on the shares. The Board may determine, either generally or in relation to any particular case, that any signature on any certificate need not be autographic but may be applied by some mechanical or other means, or printed on the certificate, or that certificates need not be signed.

15.	Replacement certificates

Subject as provided below, if a share certificate is worn out, defaced or damaged then, upon its surrender to the Company, it shall be replaced free of charge. If a share certificate is or is alleged to have been lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board thinks fit. The above provisions shall not apply in respect of shares held in uncertificated form.

LIEN

16.	Company’s lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company’s lien on a share shall extend to any amount payable thereon or in respect of it. The Board may at any time resolve that any share shall be wholly or in part exempt from this Article.

17.	Enforcing lien by sale after notice

The Company may sell, in such manner as the Board determines, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice has been given to the holder of the share or the person entitled by transmission to his share, demanding payment and stating that if the notice is not complied with the shares will be sold.

18.	Manner of sale

18.1	To give effect to a sale pursuant to Article 17, the Board may authorise and instruct some person (which may include the holder of the shares concerned):-

18.1.1	in the case of shares held in certificated form, to execute an instrument of transfer of the shares sold; and

18.1.2	in the case of shares held in uncertificated form, subject to the system’s rules, to send a transfer instruction and/or to take such other steps as may be necessary to give effect to such a sale in accordance with the Regulations, in each case to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money and his title to the shares shall not be affected by any irregularity or invalidity of the proceedings in reference to the sale.

19.	Application of sale proceeds

The net proceeds of the sale pursuant to Article 17, after payment of the costs, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable and any residue shall (in the case of shares held in certificated form, upon surrender to the Company for cancellation of the certificate for the shares sold and, in the case of shares held in uncertificated form, within a reasonable time following receipt by the Company of the net proceeds of sale, and subject in each such case to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately before the sale.

CALLS ON SHARES

20.	Calls

Subject to the terms of issue, the Board may from time to time make calls upon the members in respect of any money unpaid on their shares (whether in respect of the nominal amount or by way of premium). Each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may, at any time before receipt by the Company of any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the Board may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

22.	Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

23.	Interest

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the amount unpaid from the day it became due and payable until the day it is paid at the rate fixed by the terms of issue of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Board may waive payment of the interest wholly or in part.

24.	Sums due on allotment or by way of instalment treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, these Articles shall apply as if that amount had become due and payable by virtue of a call.

25.	Power to differentiate

Subject to the terms of issue, the Board may, on the issue of shares, differentiate between the allottees or holders in the amount of calls to be paid and the times of payment.

26.	Advance payment of calls

The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the moneys unpaid and uncalled upon the shares held by him and may pay interest upon the moneys so advanced (to the extent such moneys exceed the amount of the calls due and payable upon the shares in respect of which they have been advanced) at such rate (not exceeding two per cent above the base rate of Barclays Bank plc from time to time (calculated on an annual basis) unless the Company by ordinary resolution otherwise directs) as the Board may determine. A payment in advance of calls shall extinguish, to the extent of it, the liability upon the shares in respect of which it is advanced.

FORFEITURE OF SHARES

27.	Notice if call not paid

If a call or instalment of a call remains unpaid after it has become due and payable, the Board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as remains unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which and the place where the payment required by the notice is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

28.	Forfeiture if notice not complied with

If the notice pursuant to Article 27 is not complied with, any share in respect of which the notice was given may, before payment of all calls or instalments and interest due in respect of it is made, be forfeited by (and with effect from the time of the passing of) a resolution of the Board that such share be forfeited. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

29.	Notice of forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was, before the forfeiture, the holder of the share but a forfeiture shall not be invalidated by any failure to give such notice. An entry of such notice and an entry of the forfeiture with the date thereof shall forthwith be made in the register in respect of such share. However, no forfeiture shall be invalidated by any omission to make such entries as aforesaid.

30.	Sale of forfeited share

30.1	Until cancelled in accordance with the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was the holder before the forfeiture or to any other person, upon such terms and in such manner as the Board thinks fit. To give effect to a sale or other disposal, the Board may:-

30.1.1	in the case of shares held in certificated form, authorise and instruct a person to execute an instrument of transfer of the shares sold or disposed of; and

30.1.2	in the case of shares held in uncertificated form, authorise and instruct a person (which may include the holder prior to the forfeiture of the shares concerned), subject to the system’s rules, to send a transfer instruction and/or to take such other steps as may be necessary to give effect to such a sale or other disposal in accordance with the Regulations, to the designated transferee. The Company may receive any consideration given for the share on its disposal and may register the transferee as holder of the share. At any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

31.	Arrears to be paid notwithstanding forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and, in the case of shares held in certificated form, shall surrender to the Company for cancellation the certificate for the forfeited shares but in all cases shall remain liable to the Company for all moneys which at the date of forfeiture were payable by him to the Company in respect of those shares with interest thereon from the date of forfeiture until payment at such rate (not exceeding fifteen per cent. per annum) as the Board may determine. The Board may waive payment wholly or in part and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

32.	Statutory declaration and validity of sale

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the completion of any formalities necessary to effect a transfer) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder of the share and shall be discharged from all calls made prior to such disposition and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

UNTRACED SHAREHOLDERS

33.	Power to sell shares of untraced shareholders

33.1	The Company shall be entitled to sell, at the best price reasonably obtainable, any shares of a holder or any shares to which a person is entitled by transmission if in respect of those shares:-

33.1.1	for a period of at least twelve years (the “qualifying period”), no cheque, warrant or other financial instrument sent by the Company in the manner authorised by these Articles has been cashed, the Company has paid at least three dividends and no dividend has been claimed;

33.1.2	the Company has, at the expiration of the qualifying period, given notice of its intention to sell such shares by two advertisements, one in a national newspaper published in the United Kingdom and the other in a newspaper circulating in the area in which the last known address of the holder or the address at which service of notices may be effected in the manner authorised by these Articles is located;

33.1.3	so far as the Board is aware, the Company has not during the qualifying period or the period of three months after the date of such advertisements (or the later of the two dates if they are published on different dates) and prior to the exercise of the power of sale received any communication from the holder or person entitled by transmission; and

33.1.4	if any part of the share capital of the Company is admitted to the Official List of the UK Listing Authority, the Company has given notice in writing to the UK Listing Authority of its intention to sell such shares.

34.	Manner of sale and creation of debt in respect of net proceeds

34.1	To give effect to any sale pursuant to Article 33, the Board may authorise and instruct a person:-

34.1.1	in the case of shares held in certificated form, to execute an instrument of transfer of the shares sold; and

34.1.2	in the case of shares held in uncertificated form, subject to the system’s rules, to send a transfer instruction and/or to take such other steps as may be necessary to give effect to such a sale in accordance with the Regulations, and such instrument of transfer or transfer instruction and the taking of such other steps as may be necessary in accordance with the Regulations as aforesaid shall be as effective as if they had been executed or taken (as the case may be) by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be indebted to the former holder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned on the net proceeds, which may be employed in the business of the Company or otherwise invested as the Board thinks fit.

TRANSFER OF SHARES

35.	Form and execution of transfer

35.1	Subject to such of the restrictions of these Articles as may be applicable, a member may transfer all or any of his shares, in the case of shares held in certificated form, by an instrument of transfer in any usual form or in any other form which the Board may approve or, in the case of shares held in uncertificated form, in accordance with the Regulations and the system’s rules and otherwise in such manner as the Board in its absolute discretion shall determine. An instrument of transfer shall be executed by or on behalf of the transferor and (unless the share is fully paid) by or on behalf of the transferee. Subject to the Statutes, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

35.2	Subject to the Statutes and notwithstanding any other provisions of these Articles, the Board shall have power to implement any arrangements it may think fit to enable:-

35.2.1	title to any securities of the Company to be evidenced and transferred without a written instrument in accordance with any Statute; and

35.2.2	rights attaching to such securities to be exercised notwithstanding that such securities are held in uncertificated form where, in the Board’s opinion, these Articles do not otherwise allow or provide for such exercise.

36.	Right to refuse registration of partly paid share

Subject to the Statutes, the Board may refuse to register the transfer of a share which is not fully paid without giving any reason for so doing provided that where any such shares are admitted to the Official List of the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

37.	Other rights to refuse registration

37.1	The Board may also refuse to register the transfer of a share:-

37.1.1	in the case of shares held in certificated form, if it is not lodged, duly stamped (if necessary), at the Office or at such other place as the Board may appoint and accompanied by the certificate for the shares to which it relates (where a certificate has been issued in respect of the shares) and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

37.1.2	if it is not in respect of one class of share only;

37.1.3	if it is not in favour of four or less transferees;

37.1.4	if it is in favour of a minor;

37.1.5	in the case of shares held in certificated form, if it is in favour of a bankrupt or a person of mental ill health; or

37.1.6	without prejudice to the foregoing, in the case of shares held in uncertificated form, in any other circumstances permitted by the Regulations and/or the system’s rules.

38.	Notice of refusal

If the Board refuses to register a transfer it shall, in the case of shares held in certificated form, within two months after the date on which the transfer was lodged, and in the case of shares held in uncertificated form, within two months after the date on which the relevant operator - instruction was received by or on behalf of the Company, send to the transferee notice of the refusal.

39.	Suspension of registration

The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any calendar year) as the Board may determine.

40.	No fee for registration

No fee shall be charged for the registration of any transfer or document relating to or affecting the title to any share.

41.	Retention of documents

Any instrument of transfer which is registered may be retained by the Company but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

42.	Destruction of documents

42.1	The Company may destroy:-

42.1.1	any instrument of transfer of shares and any other document on the basis of which an entry is made in the register, at any time after the expiration of six years from the date of registration;

42.1.2	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address, at any time after the expiration of two years from the date the instruction or notification was recorded; and

42.1.3	any share certificate which has been cancelled, at any time after the expiration of one year from the date of cancellation;

provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or by other similar means.

42.2	It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with its particulars recorded in the books or records of the Company provided that :-

42.2.1	this Article shall apply only to the destruction of a document in good faith and without express notice that its retention was relevant to any claim (regardless of the parties to the claim);

42.2.2	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than the times mentioned above or in any case where the conditions of Article 42.2.1 are not fulfilled; and

42.2.3	references in this Article to the destruction of any document include references to its disposal in any manner.

TRANSMISSION OF SHARES

43.	Transmission on death

If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in this Article shall release the estate of a deceased member from any liability in respect of any share solely or jointly held by him.

44.	Election by person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law may, upon such evidence being produced as the Board may require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall, subject (where relevant) to the system’s rules, effect a transfer of the share in favour of that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or transfer instruction as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed, or the transfer instruction was an instruction given, by the member.

45.	Rights in respect of the share

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law shall have the same rights to which he would be entitled if he were the holder of that share, except that he shall not be entitled in respect of it to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company until he is registered as the holder of the share. The Board may at any time give notice to such person requiring him to elect either to become the holder of the share or to transfer the share and if the notice is not complied with within sixty clear days from the date of the notice, the Board may withhold payment of all dividends and other moneys payable in respect of the share until he complies with the notice.

ALTERATION OF CAPITAL

46.	Increase, consolidation, sub-division and cancellation

46.1	The Company may by ordinary resolution:-

46.1.1	increase its share capital by the creation of new shares of such amount as the resolution prescribes;

46.1.2	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

46.1.3	subject to the Statutes, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restrictions as compared with the others; and

46.1.4	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

47.	Fractions

Whenever as a result of a consolidation, division or sub-division of shares any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and, in particular, may sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and may distribute the net proceeds of sale in due proportion among those members save for amounts of £3.00 (or such larger amounts as the UK Listing Authority may from time to time permit) or less which shall be retained for the benefit of the Company. To give effect to any such sale, the Board may authorise and instruct a person to take such steps as may be necessary (subject in the case of shares held in uncertificated form, to the system’s rules) to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. Subject to the Statutes, where a shareholder holds shares in both certificated and uncertificated form, the Board may for these purposes treat them as separate holdings, and may at its discretion arrange for any shares representing fractions to be entered in the Register as held in certificated or uncertificated form in order to facilitate their sale under this Article. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

48.	Reduction of capital

Subject to the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any manner.

STOCK

49.	Conversion of shares into stock

The Company may by ordinary resolution convert any fully paid up shares into stock and re-convert any stock into fully paid up shares of any denomination.

50.	Transfer of stock

Stock may be transferred in accordance with these Articles which, prior to conversion, applied to the shares from which the stock arose or as near thereto as circumstances allow but the Board may from time to time fix the minimum amount of stock which is transferable (which minimum amount shall not exceed the nominal amount of the shares from which the stock arose), in which case stock may be transferred in the sum of the minimum amount or a multiple of it.

51.	Rights attaching to stock

A holder of stock shall, according to the amount of the stock held by him, have the same rights as if he held the shares from which the stock arose but no such rights (except participation in dividends and in assets on a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred those rights.

52.	Articles applicable to stock

The provisions of these Articles applicable to paid up shares shall apply to stock and the words “share” and “holder” shall include “stock” and “stockholder”.

PURCHASE OF OWN SHARES

53.	Purchase of own shares

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class (including any redeemable shares). If any shares of the Company convertible into shares of another class are outstanding, the Company may not purchase any of its shares unless the purchase has been sanctioned (at the time that authority for a market purchase is given or an off-market purchase contract is approved) by such resolution of the Company as may be required by the Statutes and by an extraordinary resolution passed at a separate general meeting (or meetings if there is more than one class) of the holders of the convertible shares. Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital attached to any class of shares.

GENERAL MEETINGS

54.	Annual general meetings

Subject to the requirements of the Statutes, annual general meetings shall be held at such time and place as the Board may determine.

55.	Extraordinary general meetings

Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

56.	Convening an extraordinary general meeting

The Board may convene an extraordinary general meeting whenever it thinks fit.

SEPARATE GENERAL MEETINGS

57.	Separate general meetings

The provisions of these Articles relating to general meetings shall apply, with necessary modifications, to any separate general meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares. The notice of any separate general meeting given before the date of adoption of this Article shall be as valid as if this Article had been in force at the date when the notice was given.

NOTICE OF GENERAL MEETINGS

58.	Length of notice period

58.1	An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution shall be convened by at least twenty-one clear days’ notice. All other extraordinary general meetings shall be convened by at least fourteen clear days’ notice. Notwithstanding that a meeting of the Company is convened by shorter notice than that specified in this Article, it shall be deemed to have been properly convened if it is so agreed:-

58.1.1	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

58.1.2	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

58.2	The notice shall specify the day, time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. Subject to these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled by transmission and to the Directors and Auditors.

59.	Omission or non-receipt of notice

The accidental omission to give notice of a general meeting or to send an instrument of proxy with a notice (where required by these Articles) to, or, in the case of notice by electronic communication, to invite any such person to appoint a proxy in that communication, or the non-receipt of a notice or instrument of proxy by, any person entitled to receive either or both shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

61.	Procedure if quorum not present

If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall stand adjourned to such other day (not being less than ten nor more than twenty-eight days later) and at such time and place as the chairman of the meeting may decide and at such adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not less than seven clear days’ notice in writing of any meeting adjourned through want of a quorum and the notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

62.	Chairman of general meeting

62.1	The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

62.2	The chairman may invite any person to attend and speak at any general meeting of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

63.	Directors’ right to attend and speak

Each Director shall be entitled to attend and to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares or debentures in the Company.

64.	Meeting at more than one place and/or in a series of rooms

64.1	A general meeting or adjourned meeting may be held at more than one place. The notice of meeting will specify the place at which the chairman will be present (the “Principal Place”) and a letter accompanying the notice will specify any other place(s) at which the meeting will be held simultaneously.

64.2	A general meeting or adjourned meeting will be held in one room or a series of rooms at the place specified in the notice of meeting or any other place at which the meeting is to be held simultaneously.

64.3	If the meeting is held in more than one place and/or in a series of rooms, it will not be validly held unless all persons entitled to attend and speak at the meeting are able:

64.3.1	if excluded from the Principal Place or the room in which the chairman is present, to attend at one of the other places or rooms; and

64.3.2	to communicate with one another audio visually throughout the meeting.

64.4	The Board may make such arrangements as it thinks fit for simultaneous attendance and participation at the meeting and may vary any such arrangements or make new arrangements. Arrangements may be notified in advance or at the meeting by whatever means the Board thinks appropriate to the circumstances. Each person entitled to attend the meeting will be bound by the arrangements made by the Board.

64.5	Where a meeting is held in more than one place and/or a series of rooms, then for the purpose of these Articles the meeting shall consist of all those persons entitled to attend and participate in the meeting who attend at any of the places or rooms.

65.	Security arrangements

65.1	The Board may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

65.2	If a member or proxy has gained entry to a general meeting and refuses to comply with any such security arrangements or restrictions or disrupts the proper and orderly conduct of the general meeting, the chairman of the meeting may at any time without the consent of the general meeting require such member or proxy to leave or be removed from the meeting.

66.	Adjournments

66.1	The chairman may at any time without the consent of the meeting adjourn any general meeting (whether or not it has commenced or a quorum is present) either indefinitely or to such time and place as the chairman may decide if it appears to the chairman that:-

66.1.1	the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

66.1.2	the conduct of persons present prevents, or is likely to prevent, the orderly continuation of business; or

66.1.3	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

66.2	In addition, the chairman may at any time with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either indefinitely or to such time and place as the chairman may decide. When a meeting is adjourned indefinitely the time and place for the adjourned meeting shall be fixed by the Board.

66.3	No business shall be transacted at any adjourned general meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

67.	Notice of adjourned meeting

If a general meeting is adjourned for thirty days or more, at least seven clear days’ notice specifying the place, the day and the time of the adjourned meeting shall be given, but it shall not be necessary to specify in the notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give notice of an adjourned meeting.

68.	Method of voting

68.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll a poll is duly demanded. Subject to the Statutes, a poll may be demanded by:-

68.1.1	the chairman of the meeting;

68.1.2	at least three members present in person or by proxy and entitled to vote at the meeting;

68.1.3	any member or members present in person or by proxy and representing in aggregate at least one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

68.1.4	any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

68.2	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

69.	Right to withdraw demand for a poll

The demand for a poll may, before the earlier of the close of the meeting and the taking of the poll, be withdrawn but only with the consent of the chairman and, if a demand is withdrawn, any other members entitled to demand a poll may do so. If a demand is withdrawn, it shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

70.	Procedure if poll demanded

If a poll is duly demanded, it shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

71.	When poll to be taken

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not more than thirty days after the poll is demanded) and at such time and place as the chairman directs. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

72.	Continuance of other business after poll demanded

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

73.	Chairman’s casting vote

In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

74.	Proposal or amendment of resolution

A resolution proposed by the chairman does not need to be seconded. In the case of a resolution duly proposed as an extraordinary or special resolution, no amendment to that resolution (other than an amendment to correct a patent error) may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution no amendment to that resolution (other than an amendment to correct a patent error) may be considered or voted upon unless at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and of the intention to move the amendment has been (i) lodged at the Office or (ii) received by electronic communication at the address specified for the purpose of receiving electronic communications in an electronic communication containing the notice of meeting or the chairman in his absolute discretion decides that it may be considered and voted upon.

75.	Amendment of resolution ruled out of order

If an amendment is proposed to any resolution under consideration which the chairman rules out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

VOTES OF MEMBERS

76.	Votes of members

Subject to any rights or restrictions attached to any shares and to any other provisions of these Articles, on a show of hands every member who is present in person shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

77.	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register.

78.	Votes of member suffering incapacity

A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

79.	No right to vote where sums overdue on shares

No member shall, unless the Board otherwise decides, vote at any general meeting or at any separate meeting of holders of any class of shares in the Company, either in person or by proxy, or exercise any other right or privilege as a member in respect of any share in the Company held by him unless all moneys presently payable by him in respect of that share have been paid.

80.	Votes on a poll

On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

81.	Suspension of rights where non-disclosure of interest

81.1	Where the holder of any shares in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares, the Company may give to the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions and from service of the restriction notice those shares shall, notwithstanding any other provisions of these Articles, be subject to those relevant restrictions accordingly.

81.2	If after the service of a restriction notice in respect of any shares the Board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the Company shall cancel the restriction notice. The Company may at any time at its discretion cancel or suspend any restriction notice or exclude any shares from it. A restriction notice shall automatically cease to have effect in respect of any shares transferred where the transfer has been shown to the Company to be pursuant to an arm’s length sale of those shares.

81.3	Where any restriction notice is cancelled or ceases to have effect, any moneys withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

81.4	Any new shares in the Company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice and the Board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

81.5	Any holder of shares on whom a restriction notice has been served may at any time request the Company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the Company shall give that information accordingly.

81.6	This Article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this Article a statutory notice need not specify the relevant period and may require any information to be given before the expiry of the relevant period.

81.7	In this Article:

81.7.1	“arm’s length sale” means a bona fide sale of the entire interest in the shares the subject of the sale on a recognised investment exchange or an investment exchange on which shares in the Company of that description are normally traded, or a sale of such an entire interest otherwise than on such an investment exchange to a person who had no interest in those shares at the time the relevant statutory notice was served and who is not an associate (within the definition of that expression in any Statute relating to insolvency in force at the date of adoption of this Article) of a person who had such an interest and who is not acting in concert (within the definition of that expression in any code on take-overs and mergers generally applicable in the United Kingdom at the date of adoption of this Article) with a person who had such an interest;

81.7.2	“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice as being so interested or shown in any register kept by the Company under the Act (other than a register of account holders) as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information, any person whom the Company has reasonable cause to believe is so interested;

81.7.3	“person with a 0.25 per cent. interest” means a person who holds, or is shown in any register kept by the Company under the Act (other than a register of account holders) as having an interest in, shares in the Company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the Company, or of any class of such shares, in issue at the date of service of the statutory notice or the restriction notice (as the case may be);

81.7.4	“relevant period” means 14 days;

81.7.5	“relevant restrictions” means in the case of a restriction notice served on a person with a 0.25 per cent. interest that:-

81.7.5.1	the shares shall not confer on the holder any right to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company;

81.7.5.2	the Board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares; and

81.7.5.3	subject to the Statutes, the Board may decline to register a transfer of the shares or any of them unless such a transfer is shown to the Board to be pursuant to an arm’s length sale and in any other case means only the restriction specified in sub-paragraph 81.7.5.1 of this definition; and

81.7.6	“statutory notice” means a notice served by the Company under the Statutes requiring particulars of interests in shares or of the identity of persons interested in shares.

82.	Objections or errors in voting

82.1	If:-

82.1.1	any objection shall be raised to the qualification of any voter;

82.1.2	any votes have been counted which ought not to have been counted or which might have been rejected; or

82.1.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

PROXIES

83.	Execution of an instrument of proxy

83.1	If the appointment of a proxy is:

83.1.1	an instrument not contained in an electronic communication, it shall be executed under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it;

83.1.2	contained in an electronic communication, it shall be executed by or on behalf of the appointor.

Subject as provided in this Article, in the case of an instrument of proxy purporting to be executed on behalf of a corporation by an officer of that corporation, it shall be assumed, unless the contrary is shown, that such officer was duly authorised to execute that instrument on behalf of that corporation without further evidence of that authorisation. A proxy need not be a member of the Company.

83.2	The Board may (but need not) allow proxies to be appointed by means of electronic communication, and if it does it may make such appointments subject to such stipulations, conditions or restrictions, and require such evidence of valid execution, as the Board thinks fit.

84.	Times for deposit of an instrument of proxy

84.1	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is executed, or a copy of such authority certified notarially or in some other way approved by the Board, shall:-

84.1.1	in the case of an instrument not contained in an electronic communication, be deposited at the Office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than forty-eight hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

84.1.2	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting, or

(b)	in any instrument of proxy sent out by the Company in relation to the meeting, or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address (or, where the thing in question is not contained in an electronic communication, at the Office or at such other place as may be specified for the purpose) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

84.1.3	in the case of a poll taken more than forty-eight hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

84.1.4	where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director, and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid. When two or more valid but inconsistent instruments of proxy are delivered in respect of the same share for use at the same meeting the one which is last delivered (regardless of its date or of the date of execution) shall be treated as replacing the others as regards that share; if the Company is unable to determine which was last delivered none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned

85.	Form of proxy

An instrument of proxy shall be in any usual form or any other form which the Board may approve. The Board may, if it thinks fit but subject to the Statutes, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to include the right to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The proxy shall, unless the contrary is stated in it, be as valid for any adjournment of the meeting as for the meeting to which it relates.

86.	Validity of proxy

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice in writing of such determination was received by the Company at the Office (or at such other place in the United Kingdom as was specified for the delivery of instruments of proxy in the notice convening the meeting or adjourned meeting or other accompanying document or, where the appointment of the proxy was contained in an electronic communication, at the address at which such instrument was duly received) not later than the last time at which an instrument of proxy should have been delivered or received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.

87.	Maximum validity of proxy

An instrument of proxy shall cease to be valid after the expiration of twelve months from the date of its execution.

DIRECTORS

88.	Number of Directors

Unless otherwise determined by ordinary resolution of the Company, the number of Directors (disregarding alternate directors) shall not be less than two but shall not be subject to any maximum number.

89.	No shareholding qualification for Directors

No shareholding qualification for Directors shall be required.

REMUNERATION OF DIRECTORS

90.	Ordinary remuneration

Each of the Directors shall be paid a fee for his services at such rate as may from time to time be determined by the Board or by a committee authorised by the Board provided that the aggregate of such fees (excluding any amounts payable under any other provision of these Articles) shall not exceed £500,000 per annum or such higher amount as the Company by ordinary resolution may determine from time to time. Such fee shall be deemed to accrue from day to day.

91.	Expenses

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in performing their duties as Directors including all such expenses incurred in connection with attending and returning from meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

92.	Extra remuneration

Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company or goes or resides abroad for any purposes of the Company shall (unless the Company by ordinary resolution determines otherwise) receive such remuneration or extra remuneration by way of salary, commission, participation in profits or otherwise as the Board or any committee authorised by the Board may determine.

ALTERNATE DIRECTORS

93.	Appointment, removal and resignation

Any Director (other than an alternate Director) may, by notice in writing delivered to the Secretary at the Office or in any other manner (including electronic communication) approved by the Board, appoint any person to be his alternate and may revoke any such appointment. If the alternate Director is not already a Director, the appointment unless previously approved by the Board, shall have effect only upon and subject to its being so approved. Any appointment of an alternate will only have effect once the person who is to be appointed has consented to act. If his appointor so requests, an alternate Director shall (subject to his giving to the Company an address for service within the United Kingdom) be entitled to receive notice of all meetings of the Board or of committees of the Board of which his appointor is a member, to attend and vote and be counted in the quorum as a Director at any such meeting at which his appointor is not personally present, and generally, in the absence of his appointor, at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at the meeting, these Articles shall apply as if he were a Director. A Director present at a meeting of the Board or committee of the Board and appointed alternate for another Director shall have an additional vote for each of his appointors absent from such meeting (but shall count as one only for the purpose of determining whether a quorum is present). Execution by an alternate Director of any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor. An alternate Director shall cease to be an alternate Director if he resigns or if for any reason his appointment is revoked or if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment as if he had not retired. The appointment of an alternate Director shall be revoked on the happening of any event which, if he were a Director, would cause him to vacate such office under these Articles. All appointments and revocations of appointments and resignations of alternate Directors shall be in writing and left at the Office or delivered at a meeting of the Board, or in any other manner approved by the Board.

94.	Alternate to be responsible for his own acts and remuneration of alternate

An alternate Director shall be deemed an officer of the Company and shall be subject to these Articles relating to Directors (except as regards power to appoint an alternate and remuneration) and an alternate Director shall not be deemed the agent of his appointor and shall alone be responsible to the Company for his acts and defaults. An alternate Director may contract and be interested in and benefit from contracts or arrangements or transactions and be paid expenses and indemnified to the same extent as if he were a Director but, save to the extent that his appointor directs the payment to him of part or all of the remuneration which would otherwise be payable to his appointor, he shall not be entitled to any remuneration from the Company for acting in that capacity.

EXECUTIVE DIRECTORS

95.	Executive Directors

The Board or any committee authorised by the Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company (including that of a managing director) for such period (subject to the Statutes) and on such other terms as the Board or any committee authorised by the Board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the Director may have against the Company or that the Company may have against the Director for any breach of any contract of service between him and the Company. A Director so appointed to an executive office may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) in such manner as the Board or any committee authorised by the Board may decide and either in addition to or in place of his ordinary remuneration as a Director.

POWERS AND DUTIES OF DIRECTORS

96.	General powers of the Company vested in the Board

Subject to the Statutes, the Memorandum of Association of the Company and these Articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum of Association or these Articles and no such special resolution shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this Article shall not be limited by any special power given to the Board by any other Article and a meeting of Directors, or any committee authorised by the Board under Article 99 below, at which a quorum is present may exercise all powers exercisable by the Directors.

DELEGATION OF DIRECTORS’ POWERS

97.	Agents

The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) and subject to such conditions as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board.

98.	Delegation to individual Directors

The Board may entrust to and confer upon a Director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms (subject to the Statutes) and subject to such conditions and with such restrictions as it may decide and either collaterally with or to the exclusion of its own powers, authorities and discretions. The Board may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board.

99.	Delegation to committees

99.1

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons as it thinks fit (whether a member or members of its body or not) provided that the majority of the members of the committee are Directors. Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). Subject to any regulations imposed on it by the Board, the proceedings of any committee consisting of two or more members shall be governed by the provisions in these Articles for regulating proceedings of the Board so far as applicable except that no meeting of that committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of the committee present at the meeting are Directors. A member of a committee shall be paid such remuneration (if any) in such manner as the Board may decide, and, in the case of a Director, either in addition to or in place of his ordinary remuneration as a Director.

99.2	Where the Directors have delegated any of their powers, authorities and discretions to a committee in accordance with this Article, the expression the “Directors” or the “Board” shall, unless the context otherwise requires, be deemed for the purposes of these Articles to include that committee or the members of that committee present at a duly convened meeting of that committee at which a quorum is present.

99.3	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

SPECIFIC POWERS

100.	Provision for employees

The Board may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

101.	Borrowing Powers

101.1	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

101.2	The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by the Group (exclusive of borrowings owing by one member of the Group to another member of the Group) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed an amount equal to the greater of thirty million pounds (£30 million) or three (3) times the Adjusted Capital and Reserves.

101.3	For the purposes of this Article:-

101.3.1	“the Adjusted Capital and Reserves” means the aggregate of:-

101.3.1.1	the amount paid up on the issued share capital of the Company;

101.3.1.2	the amounts standing to the credit of the capital and revenue reserves of the Company and its subsidiary undertakings (including any share premium account, capital redemption reserve, reserves arising on a revaluation of fixed assets or on consolidation and any credit balance on profit and loss account);

101.3.1.3

the amounts, so far as attributable to the Company or a subsidiary undertaking, standing to the credit of investment grants equalisation account, deferred regional development grants equalisation account or any other equalisation account of a similar nature; and

101.3.1.4	the amounts, so far as attributable to the Company or a subsidiary undertaking, set aside for the purpose of deferred tax or any other account of a similar nature;

as shown by the then latest audited balance sheet but after:-

101.3.1.5	making such adjustments as may be appropriate to reflect any variation in the amount of the paid up share capital or reserves since the date of the relevant audited balance sheet and any variation in the amounts attributable to the interest of the Company in the share capital of any subsidiary undertaking and so that for this purpose if any issue or proposed issue of shares by a member of the Group for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional); and

101.3.1.6	making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than to a member of the Group) out of profits earned up to and including the date of the audited balance sheet of the Group to the extent that such distribution is not provided for in such balance sheet;

101.3.1.7	deducting the amount of any debit balance on profit and loss account existing at the date of the relevant audited balance sheet to the extent that a deduction has not already been made on that account; and

101.3.1.8	adding back sums equivalent to the amount of goodwill arising on acquisitions of companies and businesses remaining part of the Group at the date of calculation and which, at that date, had been written off against share capital and reserves in accordance with United Kingdom accounting practice;

101.3.2	“borrowings” include not only items referred to as borrowings in the audited balance sheet but also the following, except in so far as otherwise taken into account:-

101.3.2.1	the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys of any person, the beneficial interest in which is not for the time being owned by a member of the Group, and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the Group or is secured on the assets of any member of the Group;

101.3.2.2	the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group, not being acceptances of trade bills for the purchase of goods or services in the ordinary course of business;

101.3.2.3

the principal amount of any debenture (whether secured or unsecured) of a member of the Group, which debenture is owned otherwise than by another member of the Group Provided that where the amount raised by the Company or any of its subsidiary undertakings by the issue of any debentures, debenture stocks, loan stocks, bonds, notes or other indebtedness is less than the nominal or principal amount thereof (including for these purposes any fixed or minimum premium payable on final redemption or repayment but disregarding the expenses of any such issue) the amount to be treated as monies borrowed for the purpose of this Article shall, so long as the nominal or principal amount of such monies borrowed is not presently due and payable, be the nominal or principal amount thereof (together with any fixed or minimum premium payable on final redemption or repayment) but after deducting therefrom the unexpired portion of any discount applied to such amount in the audited balance sheet of the Group. Any references in this Article to debentures or monies borrowed or the nominal or principal amount thereof shall, accordingly, be read subject to this Article 101.3.2.3;

101.3.2.4	the principal amount of any preference share capital of any subsidiary undertaking owned otherwise than by a member of the Group;

101.3.2.5	any fixed or minimum premium payable on the repayment of any borrowing or deemed borrowing; and

101.3.2.6	the capital value of any financial lease required to be capitalised and treated as a liability in the audited balance sheet by any applicable accounting standard (as defined in section 256 of the Act) from time to time in force;

but do not include:-

101.3.2.7	monies borrowed by a member of the Group for the purpose of repaying the whole or any part of any borrowings of such member of the Group or any other member of the Group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

101.3.2.8	monies borrowed by a member of the Group for the purpose of financing any contract in respect of which any part of the price receivable by that member or any other member of the Group is guaranteed or insured by the Export Credits Guarantee Department, or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

101.3.2.9	for a period of twelve months from the date upon which a company becomes a member of the Group, an amount equal to the monies borrowed by such company outstanding at the date when it becomes such a member provided always that monies borrowed by the Group (including monies otherwise excluded by the application of this sub-paragraph) must not exceed an amount equal to five times the Adjusted Capital and Reserves; and

101.3.2.10

an amount equal to the minority proportion of monies borrowed by a partly owned subsidiary of the Group (after excluding any monies borrowed owing between members of the Group) except to the extent that such monies borrowed are guaranteed by the Company or any wholly owned subsidiary undertaking of the Company. For these purposes the minority proportion shall be the proportion of the issued equity share capital of such partly owned subsidiary which is not for the time being beneficially owned within the Group. Monies borrowed by a member of the Group from a partly owned subsidiary of the Group which would fall to be excluded as being monies borrowed owing between members of the Group shall nevertheless be included to the extent of an amount equal to such minority proportion of such monies borrowed; and

101.3.2.11	sums advanced or paid to any member of the Group (or its agents or nominee) by customers of any member of the Group as unexpended customer receipts or progress payments pursuant to any contract between such customer and a member of the Group in relation thereto;

provided that, in calculating borrowings under this Article there shall be credited (subject, in the case of any item held or deposited by a partly owned subsidiary undertaking, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of the partly owned subsidiary undertaking which is not attributable to the Company or any subsidiary undertaking of the Company) against the amount of any monies borrowed the aggregate of:-

(a)	cash in hand of the Group;

(b)	cash deposits and the balance on each current account of the Group with banks in the United Kingdom and/or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive;

(c)	the amount of all assets (“short term assets”) as might be included in “Investments—short term loans and deposits” in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles with which the then latest audited balance sheet was produced; and

(d)	the amount of any cash or short term assets securing the repayment by the Group of any amount borrowed by the Group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing; and

101.3.3	where the aggregate principal amount of borrowings required to be taken into account for the purposes of this Article on any particular date is being ascertained:-

101.3.3.1	monies borrowed by the Company or any subsidiary undertaking expressed in or calculated by reference to a currency other than sterling shall be converted into sterling by reference to the rate of exchange used for the conversion of such currency in preparation of the audited balance sheet which forms the basis of the calculation of the Adjusted Capital and Reserves or, if such calculation did not involve the relevant currency, by reference to the rate of exchange or approximate rate of exchange ruling as at the date of the aforesaid audited balance sheet as the Auditors may consider appropriate for this purpose; and

101.3.3.2	if under the terms of any borrowing, the amount of money that would be required to discharge the principal amount of such borrowing in full if it fell to be repaid (at the option of the Company or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of such borrowing for the purpose of this Article, the amount of such borrowing to be taken into account for the purpose of this Article shall be such lesser amount;

101.3.4	“audited balance sheet” means the audited balance sheet of the Company prepared for the purposes of the Statutes or, if an audited consolidated balance sheet of the Company and its subsidiary undertakings (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes) has been prepared for those purposes for the same financial year, means that audited consolidated balance sheet in which event all references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiary undertakings;

101.3.5	the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided that any new convention adopted complies with the requirements of the Statutes; if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article; and

101.3.6	“the Group” means the Company and its subsidiary undertakings (if any) other than those subsidiary undertakings authorised or required to be excluded from consolidation in the Company’s group accounts pursuant to section 229 of the Act.

101.4	The certificate of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned. Nevertheless the Board may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit contained in this Article is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a certificate of the Auditors or otherwise the Board became aware that such a situation has or may have arisen.

101.5	Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or the security given that the limit imposed by this Article had been or was thereby exceeded.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

102.	Number to retire by rotation

At every annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office but, if there is only one Director who is subject to retirement by rotation, he shall retire.

103.	Identity of Directors to retire

Subject to the Statutes and these Articles, the Directors to retire by rotation on each occasion shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at start of business on the date of the notice convening the annual general meeting and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting.

104.	Retiring Director to remain in office until successor appointed

Subject to these Articles, the Company at the meeting at which a Director retires by rotation may fill the vacated office and in default, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

105.	Eligibility for appointment as a Director

105.1	No person other than a Director retiring, whether by rotation or otherwise, shall be appointed or reappointed a Director at any general meeting unless:-

105.1.1	he is recommended by the Board; or

105.1.2	not less than seven nor more than forty-two clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been delivered to the Office (or received by electronic communication at the address specified for the purpose of receiving electronic communications in an electronic communication containing the notice of meeting) of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company’s register of Directors together with notice executed by that person of his willingness to be appointed or reappointed.

106.	Power of the Company to appoint Directors

Subject to these Articles, the Company may by ordinary resolution appoint any person who is willing to act to be a Director, either to fill a vacancy on or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

107.	Power of the Board to appoint Directors

Without prejudice to the power of the Company in general meeting under these Articles to appoint any person to be a Director, the Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion of the meeting.

108.	Position of retiring Directors

Subject to these Articles, a Director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed or deemed to be reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

109.	Company’s power to remove a Director and appoint another in his place

In addition to any power conferred by the Statutes, the Company may by an ordinary resolution remove any Director before the expiration of his period of office and may, subject to these Articles, by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director.

110.	Vacation of office by Directors

110.1	Without prejudice to the provisions for retirement by rotation or otherwise contained in these Articles, the office of a Director shall be vacated if:-

110.1.1	he resigns his office by notice delivered to the Office or tendered at a meeting of the Board;

110.1.2	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

110.1.3	he is or has been suffering from mental ill health or becomes a patient for any purpose of any statute relating to mental health and the Board resolves that his office is vacated;

110.1.4	without the permission of the Board, he is absent from meetings of the Board for six consecutive months (whether or not an alternate appointed by him attends) and the Board resolves that his office is vacated;

110.1.5	he ceases to be a Director by virtue of the Statutes or is prohibited by law from being a Director or is removed from office under these Articles;

110.1.6	his resignation is requested by all other Directors (provided those Directors are not less than three in number) by notice delivered to the Office or tendered at a meeting of the Board and, for this purpose, like notices each signed by a director shall be as effective as a single notice signed by all the Directors; or

110.1.7	he is appointed to the office for a fixed term and that term expires without him being reappointed.

111.	Directors over the age of seventy years to stand for reappointment annually

111.1	No person shall be disqualified from being appointed a Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Statutes of any resolution.

111.2	Any Director having attained the age of seventy years will be required to disclose his age to the Company and will be required to stand for reappointment at the next annual general meeting of the Company following his seventieth birthday and at each subsequent annual general meeting of the Company.

111.3	Where the Board convenes any general meeting of the Company at which (to the knowledge of the Board) a Director will be proposed for appointment or reappointment who will have attained the age of seventy years or more at the date for which the meeting is convened, the Board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that Director, at that meeting.

111.4	Any Director standing for reappointment out of turn pursuant to this Article 111 shall be disregarded in determining when any other Director is to retire.

DIRECTORS’ INTERESTS

112.	Contracts between a Director and the Company or a company in which the Company is interested

112.1	Subject to the Statutes and provided that a Director has disclosed to the Board the nature and extent of his material interest, that Director notwithstanding his office:-

112.1.1	may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company (otherwise than as Auditor) and in either such case on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) and otherwise as the Board may determine; any such remuneration shall be either in addition to or in lieu of any remuneration provided for, by or pursuant to any other Article;

112.1.2	may be a party to, or otherwise interested in, any contract with the Company or in which the Company is otherwise interested;

112.1.3	may be a director or other officer of, or employed by, or a party to any contract with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

112.1.4	shall not, by reason of his office, be accountable to the Company for any remuneration or benefit which he derives from any such office or employment or from any such contract or from any interest in such body corporate and no such contract shall be liable to be avoided on the ground of any such interest or benefit, and the purposes of this Article 112.1:-

112.1.5	a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract of the nature and extent so specified; and

112.1.6	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as his interest.

112.2	The Board may cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of either of such powers in favour of a resolution appointing the Directors, or any of them, to be directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

112.3	Save as otherwise provided by these Articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which he has to his knowledge, directly or indirectly, an interest (other than his interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with him as described in Article 112.4) is material and, if he shall do so, his vote shall not be counted. A Director shall be entitled to vote on and be counted in the quorum in respect of any resolution concerning any of the following matters:-

112.3.1	the giving to him of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;

112.3.2	the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

112.3.3	his subscribing or agreeing to subscribe for, or purchasing or agreeing to purchase, any shares, debentures or other securities of the Company or any of its subsidiary undertakings as a holder of securities, or his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

112.3.4	any contract concerning any company not being a company in which the Director owns one per cent. or more (as defined in Article 112.5 below), in which he is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise;

112.3.5	any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings under which he benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the arrangement relates; and

112.3.6	any contract concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.

112.4

A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote on and be counted in the quorum in relation to each resolution which does not concern either: (a) his own appointment or the settlement or variation of the terms or the termination of his own appointment; or (b) the appointment of another Director to an office or place of profit with a company in which the Company is interested and in which the Director seeking to vote and be counted in the quorum is interested by virtue of owning of one per cent. or more (as defined in Article 112.5). For the purposes of this Article 112.4, an interest of a person who is, for any purpose of the Statutes (excluding any statutory modification thereof not in force when this Article 112.4 becomes binding on the Company), connected (which word shall have the meaning given to it by section 346 of the Act) with a Director shall be treated as an interest of the Director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

112.5	A company shall be deemed to be a company in which a Director owns one per cent. or more if and for so long as he is directly or indirectly the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For this purpose, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder (if and so long as some other person is entitled to receive the income from such trust) and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

112.6	Where a company in which a Director owns one per cent. or more is materially interested in a contract, he shall also be deemed to be materially interested in that contract.

112.7	References in this Article 112 to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

112.8

If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to the Director) has not been fairly disclosed to the Board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman (so far as it is known to the chairman) has not been fairly disclosed to the Board.

112.9	Subject to the Statutes and the Listing Rules (as they may be amended from time to time) of the UK Listing Authority, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not duly authorised by reason of a contravention of this Article.

DIRECTORS’ GRATUITIES AND PENSIONS

113.	Directors’ gratuities and pensions

The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities, pensions, annuities, allowances, bonuses or by insurance or otherwise, for any Director or former Director who holds or who has held but no longer holds any executive office, other office, place of profit or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office, place of profit or employment) establish, maintain, support, subscribe to and contribute to any scheme trust or fund for the benefit of all or any such persons and pay premiums for the purchase or provision of any such benefits. The Board or any committee authorised by the Board may procure any of these matters to be done by the Company either alone or in conjunction with any other person. No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

PROCEEDINGS OF THE BOARD

114.	Board meetings

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A Director may, and the Secretary on the requisition of a Director shall, convene a meeting of the Board.

115.	Notice of Board meetings

Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing or by electronic communication to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meetings shall during his absence be sent in writing or by electronic communication to him at an address given by him to the Company for this purpose but such notices need not be given any earlier than notices given to Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either before or after the meeting.

116.	Voting

Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

117.	Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. Subject to these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

118.	Board vacancies below minimum number

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies on the Board but, if the number of Directors is less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act only for the purpose of filling vacancies on the Board or of convening a general meeting of the Company. If there are no Directors or Director able or willing to act, then any two members may call a general meeting of the Company for the purpose of appointing Directors.

119.	Appointment of chairman

The Board may appoint a Director to be the chairman of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of the Board at which he is present. If there is no Director holding the office of chairman, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

120.	Competence of the Board

A meeting of the Board at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Board.

121.	Participation in meetings by telephone

All or any of the members of the Board or any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is and shall be deemed to be a meeting even if there is only one person physically present where it is deemed to take place.

122.	Written resolutions

A resolution in writing signed by all of the Directors entitled to receive notice of a meeting of the Board (if that number is sufficient to constitute a quorum) or by all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or that committee duly convened and held and may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of that committee. A resolution in writing may be evidenced by letter, telex, cable, electronic communication, facsimile or otherwise as the Board may from time to time resolve.

123.	Registers

Subject to the Statutes, the Company may keep an overseas, local or other register in any place, and the Board may make and vary such regulations as it may think fit concerning the keeping of the register.

124.	Company books

124.1	The Board shall cause minutes to be made in books kept for the purpose of recording:-

124.1.1	all appointments of officers made by the Board;

124.1.2	all proceedings at meetings of the Company, of the holders of any class of shares in the Company and of the Board and of committees of the Board, including the names of the Directors or members of a committee of the Board present at each such meeting.

124.2	Subject to the Statutes, any such minutes as are referred to in Article 124.1 if purporting to be signed by the chairman of the meeting at which the appointments were made or proceedings held or by the chairman of the next succeeding meeting, shall be sufficient evidence of the facts therein stated without any further proof.

125.	Validity of acts of the Board or a committee

All acts done by the Board or by a committee of the Board, or by a person acting as a Director or member of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, member of a committee of the Board, or person acting as a Director, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if each such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

SECRETARY

126.	Appointment of Secretary

Subject to the Statutes, the Secretary shall be appointed by the Board at such remuneration and upon such terms as it thinks fit and any Secretary so appointed may be removed by the Board.

THE SEAL

127.	Use of seal

The Seal shall only be used by the authority of the Board or a committee of the Board. The Board or any such committee may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by one Director and the Secretary or by two Directors. As regards any share certificate or any other certificate in respect of any other security, the Board may determine that the presence of such persons and their signatures (or either of them) shall be dispensed with and/or that their signatures shall be affixed by some method or system of mechanical signature or shall be printed on them. Any instrument to which an official seal is applied need not, unless the Board for the time being otherwise decides or the law otherwise requires, be signed by any person.

128.	Execution as a deed without sealing

Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the Board or a committee of the Board.

129.	Securities Seal

The Securities Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf. The Securities Seal shall only be used for sealing securities and documents creating or evidencing securities so issued. Any such securities or documents impressed with the Securities Seal shall not be required to be signed.

130.	Official seal

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Board.

131.	Authentication of documents

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents or other communications affecting the constitution of the Company (including the memorandum and articles of association) and any resolutions passed by the company or the Board, or any committee appointed by the Board, and any books, records, documents, accounts and other communications relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents, accounts or other communications are kept elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

DIVIDENDS

132.	Company may declare dividends

Subject to the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members but no dividend shall exceed the amount recommended by the Board.

133.	Board may pay interim dividends and fixed dividends

Subject to the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights to dividends as well as on shares which confer preferential or special rights to dividends but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed date if it appears to the Board that the financial position of the Company justifies the payment. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

134.	Calculation and currency of dividends

Except in so far as the rights attaching to any share otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but (for the purposes of this Article only) no amount paid up on a share in advance of calls shall be treated as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly. Dividends may be declared or paid in any currency and the Board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

135.	Non-cash dividends

A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets and, in particular, of paid-up shares or debentures of any other company and, where any difficulty arises concerning such distribution, the Board may settle it as the Board thinks expedient and in particular, may issue fractional certificates or, subject to the Statutes and, in the case of shares held in uncertificated form, the system’s rules, authorise and instruct any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the basis of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as the Board may consider expedient.

136.	Scrip dividends

136.1	Subject to the Statutes, the Board may, if authorised by an ordinary resolution of the Company, offer the holders of ordinary shares (subject to such exclusions or other arrangements as the Board may consider necessary or expedient in relation to any legal or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange) the right to elect to receive new ordinary shares, credited as fully paid, instead of cash for all or part (as determined by the Board) of the dividend specified by the ordinary resolution. The following provisions shall apply:-

136.1.1	an ordinary resolution may specify a particular dividend or dividends (whether or not already declared), or may specify all or any dividends declared within a specified period but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

136.1.2	the basis of allotment to each holder of ordinary shares shall be such number of new ordinary shares credited as fully paid as have a value as nearly as possible equal to (but not greater than) the amount of the dividend (disregarding any tax credit) which he has elected to forego. For this purpose, the “value” of an ordinary share shall be deemed to be whichever is the greater of its nominal value and the average of the middle market quotations for the Company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List on the day on which the shares are first quoted “ex” the relevant dividend and the four subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the Auditors as to the amount of the value in respect of any dividend shall be conclusive evidence of that amount;

136.1.3	no fraction of an ordinary share shall be allotted and if any holder of ordinary shares would otherwise be entitled to fractions of a share, the Board may deal with the fractions as it thinks fit;

136.1.4	the Board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds which may be capitalised to give effect to the election following the Board’s determination of the basis of allotment;

136.1.5

on or as soon as practicable after announcing that the Board is to declare or recommend any dividend, the Board, if it intends to offer an election for that dividend, shall also announce that intention and having determined the basis of allotment, shall notify the holders of ordinary shares in writing of the right of election offered to them and shall send with, or following, such notification, forms of election and shall specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

136.1.6	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (the “elected shares”) and instead additional ordinary shares shall be allotted to the holders of the elected shares on the basis of allotment so determined. For such purpose, the Board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected shares on that basis;

136.1.7	the additional ordinary shares so allotted shall be allotted as of the record date for the dividend for which the right of election has been offered and shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not rank for any dividend or other distribution entitlement which has been declared, made, paid or is payable by reference to that record date; and

136.1.8	the Board may establish and/or vary a procedure to comply with election mandates submitted by a holder of ordinary shares to the effect that such holder may elect in relation to rights of election offered in the future to that holder under this Article and the Company shall comply with such election mandate until it is revoked in writing in accordance with that procedure.

137.	Right to deduct amounts due on shares from dividends

The Board may deduct from any dividend or other moneys payable in respect of a share to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

138.	No interest on dividends

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

139.	Payment procedure

Any dividend or other moneys payable in respect of a share may be paid in cash or by cheque, warrant or other financial instrument, bank or other funds transfer system or by any other method the Board may consider appropriate sent to the registered address of the person entitled (or, in the case of joint holders, to the registered address of the holder whose name stands first in the register in respect of the share) or to such person and such address as the holder (or joint holders) may in writing to the Company direct or may be sent by such other means, including (without limitation and subject, where relevant, to the system’s rules) by electronic means, as the Board may decide. Such payment may be sent through the post or equivalent means of delivery or by such other means, including by electronic media, as the Board may decide. If payment is made by cheque, warrant or financial instrument such cheque, warrant or financial instrument shall be made payable to the person or persons entitled or to such person as the person or persons entitled may in writing direct and payment of the cheque, warrant or financial instrument shall be a good discharge to the Company. Subject, where relevant, to the system’s rules, every such cheque, warrant, financial instrument or electronic transfer shall be sent at the risk of the person entitled to the money represented thereby. If any such cheque, warrant or financial instrument has, or shall be alleged to have, been lost, stolen or destroyed, the Board may, on request of the person entitled, issue a replacement cheque, warrant or financial instrument subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Board thinks fit. Where any such dividend or other moneys is paid by any bank or other funds transfer system or such other means, including (without limitation and subject, where relevant, to the system’s rules) by electronic means, as the Board may decide and whether on the written direction of the person or persons entitled or otherwise, the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer.

140.	Receipt by joint holders

If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable in respect of the share.

141.	Where payment of dividends need not be made

The Company may cease to send any cheque, warrant or other financial instrument through the post for any dividend or other moneys payable in respect of a share which is normally paid in that manner on that share if, in respect of at least two consecutive dividends payable on that share, the cheques, warrants or other financial instruments have been returned undelivered or remain uncashed (or, following one such occasion, if reasonable enquiries have failed to establish any new address of the holder) but, subject to these Articles, the Company shall recommence sending cheques, warrants or other financial instruments in respect of dividends or other moneys payable on that share if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

142.	Forfeiture of unclaimed dividends

Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, unless the Board otherwise resolves, be forfeited and revert to the Company.

CAPITALISATION OF PROFITS

143.	Capitalisation of profits

143.1	Upon the recommendation of the Board, the Company may pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or all or any part of any sum standing to the credit of any reserve or fund (whether or not available for distribution).

143.2	The Board may appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but for the purposes of this Article the share premium account, the capital redemption reserve, and any reserve or fund representing profits which are not available for distribution may only be applied in paying up in full unissued shares of the Company.

143.3	The Board may authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

143.4	If any difficulty arises concerning any distribution of any capitalised reserve or fund, the Board may, subject to the Statutes and, in the case of shares held in uncertificated form, the system’s rules, settle it as the Board considers expedient and in particular may issue fractional certificates, authorise any person to sell and transfer any fractions or resolve that the distribution should be made as nearly as practicable in the correct proportion or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties as the Board considers expedient.

RECORD DATES

144.	Power to choose record date

Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTS

145.	Records to be kept

The Board shall cause accounting records to be kept sufficient to give a true and fair view of the Company’s state of affairs and to comply with the Statutes.

146.	Copy of accounts to be sent to members

A printed copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting, together with copies of the Directors’ and of the Auditors’ reports (or such documents which may be required or permitted by law to be sent in place) shall, not less than twenty-one clear days before the date of the meeting, be sent to every member (whether or not he is entitled to receive notices of general meetings of the Company) and to every holder of debentures of the Company (whether or not he is so entitled) and to the Auditors provided that if the Company is permitted by law to send to any member, to any holder of debentures of the Company or to the Auditors any summary financial statement in place of all or any of such profit and loss account and balance sheet or other documents, this Article shall impose no greater obligation on the Company than that imposed by law; but this Article shall not require a copy of those documents to be sent to any member or holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures.

147.	Inspection of records

No member in his capacity as a member shall have any right of inspecting any accounting records or other book or document of the Company except as conferred by law or authorised by the Board or by ordinary resolution of the Company.

NOTICES

148.	Form of Notices

Any notice to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing except that, if it is given using electronic communications, it need not be in writing unless these Articles specifically require it to be.

149.	Service of notice

149.1	Any notice, document or other communication may (to the extent compatible with the nature of the thing served) be sent by electronic communication to an address for the time being notified (by the person wishing to receive the electronic communication) for that purpose to the person sending the communication. Except insofar as the Statutes otherwise require, for electronic communications given by the Company to any member (but not vice versa) the Company may treat an address notified for the purpose of any electronic communication as that member’s address for all electronic communications, whatever their content, until the member notifies the Company otherwise.

149.2	Otherwise, any notice, document (including a share certificate) or other communication may, to the extent compatible with the nature of the thing served, be served on or delivered to a member by the Company either personally, by sending it by post in a prepaid envelope addressed to the member at his registered address or by so addressing the envelope and leaving it at that address or by any other means authorised in writing by the member concerned.

149.3	In the case of joint holders of a share, all notices, documents or other communications, however sent, shall be served on or delivered to the joint holder whose name stands first in the register in respect of the joint holding and such service or delivery shall for all purposes be deemed sufficient service on or delivery to all the joint holders.

149.4	A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices, documents or other communications may be served on or delivered to him shall be entitled to have notices, documents or other communications served on or delivered to him at that address but otherwise no such member shall be entitled to receive any notice, documents or other communications from the Company. Such address may, at the Board’s discretion, be an address for the purposes of electronic communications.

149.5	The Board may at any time without prior notice (and whether or not the Company has previously sent electronic communications to that address) refuse to send electronic communications to any address notified to the Company for the purposes of electronic communications if it believes that its refusal is necessary or expedient in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory, or that for any reason it should not send electronic communications to that address.

149.6	Subject to the Statutes, the Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications under these Articles.

150.	When notice deemed served

Any notice, document or other communication:

150.1	if sent by the Company by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post and, in proving service or delivery, it shall be sufficient to prove that the notice, document or communication was properly addressed, prepaid and put in the post. Any notice or other document not sent by post but left by the Company at a registered address shall be deemed to have been served or delivered on the day it was so left;

150.2	if sent by the Company by way of electronic communication shall be deemed to have been served or delivered at the expiration of 48 hours after the time it was sent and proof that the notice or communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that it was served or delivered;

150.3	if served or delivered by the Company by any other means authorised in writing by the member concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose; and

150.4	to be given by the Company by advertisement shall be deemed to have been served on the day on which the advertisement appears.

151.	Service of notice on person entitled by transmission

Where a person is entitled by transmission to a share, any notice, document or other communication shall be served upon or delivered to him by the Company, as if he were the holder of that share and the address noted in the register were his registered address or (to the extent compatible with the nature of the thing served, and subject to the Board’s discretion) that given by the holder for the purposes of electronic communications. Otherwise, any notice, document or other communication served on or delivered to any member pursuant to these Articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder.

152.	Record date for service

Any notice, document or other communication may be served or delivered by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice, document or other communication is served on or delivered to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice, document or communication.

153.	Notice when post not available

If at any time postal services within the United Kingdom are suspended or curtailed so that the Company is unable effectively to convene a general meeting or a meeting of the holders of any class of shares in its capital by notice sent through the post, any such meeting may be convened by a notice advertised in at least one newspaper with a national circulation and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meeting the giving of notices by post to addresses throughout the United Kingdom has, in the Board’s opinion, become practicable, the Company shall send confirmatory copies of the notice by post (or, where an address for the purposes of electronic communications has been provided, by electronic communication) to the persons entitled to receive them.

WINDING-UP

154.	Distribution in kind

154.1	If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Statutes:-

154.1.1	divide among the members in kind the whole or any part of the assets of the Company (whether the assets are of the same kind or not) and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

154.1.2	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall determine,

but no member shall be compelled to accept any assets upon which there is a liability.

155.	Power of sale

The power of sale of the liquidator shall include a power to sell wholly or partly for shares or debentures or other obligations of another company, either then already constituted or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

156.	Officer’s indemnity

156.1	Subject to the Statutes, the Company may indemnify any Director or other officer against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability incurred by him as a Director, other officer of the Company or as Auditor in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Statutes in which relief is granted to him by the court.

156.2	Subject to the Statutes, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary undertaking is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.

Registered Number: 3234033

The Companies Acts

Public Company Limited by Shares

NEW

ARTICLES OF ASSOCIATION

of

CAMBRIDGE ANTIBODY TECHNOLOGY GROUP plc

(Adopted by a special resolution

passed on 1 February 2002)

Incorporated on the 5th August 1996

CMS Cameron McKenna

Mitre House

160 Aldersgate Street

London EC1A 4DD

T +44(0)20 7367 3000

F +44(0)20 7367 2000

Table of Contents

	DEFINITIONS AND INTERPRETATION	1
1.	Definitions and interpretation	1
2.	Table “A” excluded	6
3.	Form of resolutions	6
	SHARE CAPITAL	6
4.	Share capital	6
5.	Rights attached to shares	6
6.	Redeemable shares	6
7.	Unissued shares	7
8.	Payment of commissions	7
9.	Trusts not recognised	7
10.	Variation of rights	7
11.	Matters not constituting a variation of rights	8
	SHARE CERTIFICATES	8
12.	Right to certificates	8
13.	Issue of certificate to joint holders	9
14.	Sealing of certificates	9
15.	Replacement certificates	9
	LIEN	10
16.	Company’s lien	10
17.	Enforcing lien by sale after notice	10
18.	Manner of sale	10
19.	Application of sale proceeds	11
	CALLS ON SHARES	11
20.	Calls	11
21.	Time of call	11
22.	Liability of joint holders	11
23.	Interest	12
24.	Sums due on allotment or by way of instalment treated as calls	12
25.	Power to differentiate	12
26.	Advance payment of calls	12
	FORFEITURE OF SHARES	13
27.	Notice if call not paid	13
28.	Forfeiture if notice not complied with	13
29.	Notice of forfeiture	13
30.	Sale of forfeited share	14
31.	Arrears to be paid notwithstanding forfeiture	14
32.	Statutory declaration and validity of sale	15
	UNTRACED SHAREHOLDERS	15

33.	Power to sell shares of untraced shareholders	15
34.	Manner of sale and creation of debt in respect of net proceeds	16
	TRANSFER OF SHARES	17
35.	Form and execution of transfer	17
36.	Right to refuse registration of partly paid share	17
37.	Other rights to refuse registration	18
38.	Notice of refusal	18
39.	Suspension of registration	18
40.	No fee for registration	18
41.	Retention of documents	19
42.	Destruction of documents	19
	TRANSMISSION OF SHARES	20
43.	Transmission on death	20
44.	Election by person entitled by transmission	20
45.	Rights in respect of the share	21
	ALTERATION OF CAPITAL	21
46.	Increase, consolidation, sub-division and cancellation	21
47.	Fractions	22
48.	Reduction of capital	22
	STOCK	22
49.	Conversion of shares into stock	22
50.	Transfer of stock	23
51.	Rights attaching to stock	23
52.	Articles applicable to stock	23
	PURCHASE OF OWN SHARES	23
53.	Purchase of own shares	23
	GENERAL MEETINGS	24
54.	Annual general meetings	24
55.	Extraordinary general meetings	24
56.	Convening an extraordinary general meeting	24
	SEPARATE GENERAL MEETINGS	24
57.	Separate general meetings	24
	NOTICE OF GENERAL MEETINGS	25
58.	Length of notice period	25
59.	Omission or non-receipt of notice	25
	PROCEEDINGS AT GENERAL MEETINGS	26
60.	Quorum	26
61.	Procedure if quorum not present	26
62.	Chairman of general meeting	26
63.	Directors’ right to attend and speak	27
64.	Meeting at more than one place and/or in a series of rooms	27
65.	Security arrangements	28

66.	Adjournments	28
67.	Notice of adjourned meeting	29
68.	Method of voting	29
69.	Right to withdraw demand for a poll	30
70.	Procedure if poll demanded	30
71.	When poll to be taken	30
72.	Continuance of other business after poll demanded	31
73.	Chairman’s casting vote	31
74.	Proposal or amendment of resolution	31
75.	Amendment of resolution ruled out of order	31
	VOTES OF MEMBERS	32
76.	Votes of members	32
77.	Votes of joint holders	32
78.	Votes of member suffering incapacity	32
79.	No right to vote where sums overdue on shares	32
80.	Votes on a poll	33
81.	Suspension of rights where non-disclosure of interest	33
82.	Objections or errors in voting	36
	PROXIES	36
83.	Execution of an instrument of proxy	36
84.	Times for deposit of an instrument of proxy	37
85.	Form of proxy	38
86.	Validity of proxy	38
87.	Maximum validity of proxy	39
	DIRECTORS	39
88.	Number of Directors	39
89.	No shareholding qualification for Directors	39
	REMUNERATION OF DIRECTORS	39
90.	Ordinary remuneration	39
91.	Expenses	40
92.	Extra remuneration	40
	ALTERNATE DIRECTORS	40
93.	Appointment, removal and resignation	40
94.	Alternate to be responsible for his own acts and remuneration of alternate	41
	EXECUTIVE DIRECTORS	42
95.	Executive Directors	42
	POWERS AND DUTIES OF DIRECTORS	42
96.	General powers of the Company vested in the Board	42
	DELEGATION OF DIRECTORS’ POWERS	43
97.	Agents	43
98.	Delegation to individual Directors	43
99.	Delegation to committees	43

	SPECIFIC POWERS	44
100.	Provision for employees	44
101.	Borrowing Powers	45
	APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS	53
102.	Number to retire by rotation	53
103.	Identity of Directors to retire	53
104.	Retiring Director to remain in office until successor appointed	53
105.	Eligibility for appointment as a Director	53
106.	Power of the Company to appoint Directors	54
107.	Power of the Board to appoint Directors	54
108.	Position of retiring Directors	55
109.	Company’s power to remove a Director and appoint another in his place	55
110.	Vacation of office by Directors	55
111.	Directors over the age of seventy years to stand for reappointment annually	56
	DIRECTORS’ INTERESTS	57
112.	Contracts between a Director and the Company or a company in which the Company is interested	57
	DIRECTORS’ GRATUITIES AND PENSIONS	61
113.	Directors’ gratuities and pensions	61
	PROCEEDINGS OF THE BOARD	62
114.	Board meetings	62
115.	Notice of Board meetings	62
116.	Voting	62
117.	Quorum	62
118.	Board vacancies below minimum number	63
119.	Appointment of chairman	63
120.	Competence of the Board	63
121.	Participation in meetings by telephone	63
122.	Written resolutions	64
123.	Registers	64
124.	Company books	64
125.	Validity of acts of the Board or a committee	65
	SECRETARY	65
126.	Appointment of Secretary	65
	THE SEAL	65
127.	Use of seal	65
128.	Execution as a deed without sealing	66
129.	Securities Seal	66
130.	Official seal	66
131.	Authentication of documents	66
	DIVIDENDS	67
132.	Company may declare dividends	67

133.	Board may pay interim dividends and fixed dividends	67
134.	Calculation and currency of dividends	67
135.	Non-cash dividends	68
136.	Scrip dividends	68
137.	Right to deduct amounts due on shares from dividends	71
138.	No interest on dividends	71
139.	Payment procedure	71
140.	Receipt by joint holders	72
141.	Where payment of dividends need not be made	72
142.	Forfeiture of unclaimed dividends	72
	CAPITALISATION OF PROFITS	73
143.	Capitalisation of profits	73
	RECORD DATES	74
144.	Power to choose record date	74
	ACCOUNTS	74
145.	Records to be kept	74
146.	Copy of accounts to be sent to members	74
147.	Inspection of records	75
	NOTICES	75
148.	Form of Notices	75
149.	Service of notice	75
150.	When notice deemed served	76
151.	Service of notice on person entitled by transmission	77
152.	Record date for service	77
153.	Notice when post not available	78
	WINDING-UP	78
154.	Distribution in kind	78
155.	Power of sale	79
	INDEMNITY	79
156.	Officer’s indemnity	79